UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01. Other Events

On August 31, 2020, Weyerhaeuser Company (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) among the Company, Weyerhaeuser NR Company, a wholly owned subsidiary of the Company (“WNR”) and Nestucca Forests LLC (the “Seller”), a Delaware limited liability company managed by Hancock Natural Resource Group, Inc., a timberland investment management organization (“Hancock”).  Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase from Seller approximately 85,000 acres of mid-coastal Oregon timberlands for the purchase price of $426 million.

The Purchase Agreement contains standard representations and warranties made by both parties, purchase price adjustments for title impairments, property damage, disclosure modifications and environmental carveouts, closing conditions customary for a transaction of this nature, as well as mutual termination provisions under specified circumstances.  Assuming all closing conditions are satisfied, the Company expects that the acquisition will close in the fourth quarter of 2020.  There are no inventory or financing contingencies.

On August 31, 2020, the Company entered into a Purchase and Sale Agreement (the “Sale Agreement”) among the Company, WNR and Hancock (“Buyer”).  Pursuant to the terms of the Sale Agreement, the Company and WNR have agreed to sell to the Buyer approximately 149,000 acres of southern Oregon timberlands for the sale price of approximately $385 million.

The Sale Agreement contains standard representations and warranties made by both parties, purchase price adjustments for title impairments, property damage, disclosure modifications and environmental carveouts, closing conditions customary for a transaction of this nature, as well as mutual termination provisions under specified circumstances.  Assuming all closing conditions are satisfied, the Company expects that the sale will close in the fourth quarter of 2020. There are no inventory or financing contingencies.

The respective obligations of the parties to the two purchase and sale agreements described in this report, including the respective obligations of the parties to close the transactions contemplated by the agreements, are not contingent on one another.

FORWARD LOOKING STATEMENTS

This report contains statements concerning the acquisition and sale of certain timberlands in Oregon that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements, which can be identified by use of words such as “expects” and “will” and similar words and terms and phrases using such terms and words. We may reference expected performance through, or events to occur by or at, a future date, and such references may also constitute forward-looking statements as well as other references to expected performance through, or events to occur by or at, a future date, and such references may also constitute forward-looking statements. Forward looking statements are based on the Company’s and its management’s current expectations and assumptions and are not guarantees that the events described in the statements will occur within the time frame indicated, or at all. The accuracy of the Company’s and its management’s expectations and assumptions is subject to a number of risks and uncertainties that could cause actual events to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, those identified in our 2019 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC. In addition, Weyerhaeuser may not be able to complete one or either of the transactions described in this report within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of one or both of the purchase and sale agreements governing the transactions, or the failure to satisfy other closing conditions. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events do occur, there is no guarantee what effect they will have on the company’s business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements speak only as of the date they are made, and neither the Company nor its management undertakes any obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Weyerhaeuser Company issued on September 1, 2020 announcing timberland transactions in Oregon.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 1, 2020